Exhibit 8.1

ZIM - List of Subsidiaries and Entities in which the Company has ownership rights - December 31, 2022
	Name of Subsidiary	Jurisdiction of Incorporation or Organization
1	Alhoutyam Ltd.	Israel
2	Arebee Star Maritime Co. Ltd.	India
3	Assessment Recoveries Limited	Jamaica
4	Astrix Ltd.	Seychelles
5	Beit Yacov in the name of Yacov Caspi deceased Ltd.	Israel
6	Belstar Denizcilik Ve Tasimacilik Anonim Sirketi	Turkey
7	BMG Insurance Brokers Limited	United Kingdom
8	BritAmerica Management Group Inc	USA
9	Bulk Carriers Corporation Ltd.	Israel
10	Bulk Ocean Transport Inc.	Liberia
11	Bulk Transport Corporation	Liberia
12	Carib Star Shipping Ltd.	Jamaica
13	Data Science Consulting Group Ltd.	Israel
14	DP World Tarragona S.A.	Spain
15	Etablissement Astarta	Liechtenstein
16	Etablissement Neptune Shipping	Liechtenstein
17	Expanso Forwarding B.V.	Netherlands
18	Gal Marine Ltd.	Israel
19	Global Logistics Solutions Ltd.	St. Lucia
20	Gold Maritime Co. Ltd.	Japan
21	Gold Star Line Ltd.*	Hong Kong
22	Gold Star Lines Ltd.**	Mauritius
23	Gold Star Line (S) Ltd.	Seychelles
24	GSL Africa Limited	Liberia
25	Haifa Tankers Ltd.	Israel
26	Hellastir Shipping Enterprise Ltd.	Greece
27	Hoopo Systems LTD	Israel
28	Intermodal Shipping Agencies (Ghana) Ltd.	Ghana
29	Jamaica Container Repair Services Ltd.	Jamaica

30	Jamaica International Free Zone Development Ltd.	Jamaica
31	Kastor Holdings Limited	United Kingdom
32	Kastor Services Limited	United Kingdom
33	Kingston Logistics Center Ltd.	Jamaica
34	KLC Panama Logistics S.A.	Panama
35	Ladingo Ltd.	Israel
36	Lagos & Niger Shipping Agencies Ltd.	Nigeria
37	Laurel Navigation (Mauritius) Ltd.**	Mauritius
38	Liberty Ships Inc.	Liberia
39	Maritime Agencies Ltd.**	Mauritius
40	Marine Mutual Services (Nigeria) Ltd.	Nigeria
41	Marine Shipp Fast (Canada) Inc.	Canada
42	Marine Shipp Fast (Vietnam) Company Limited	Vietnam
43	Marine Shipp Fast China Co. Ltd.	China
44	Marine Shipp Fast Ltd.	Israel
45	Newstar Agencies Sdn. Bhd.**	Malaysia
46	Nigerian Star Line Ltd.	Nigeria
47	Ocean Carrier Ltd.**	Seychelles
48	Ocean Navigation Services Ltd.**	Seychelles
49	OGY DOCS, INC.	USA
50	Omega Depot S.L.	Spain
51	Overseas Commerce Ltd.	Israel
52	Overseas Freighters Shipping Inc.	Phillipines
53	Pagan Steamship Corp. Ltd.	Bahamas
54	Petroleum Tankers Ltd.	Israel
55	PT Star Shipping Indonesia **	Indonesia
56	Qingdao Lu Hai International Logistics Co. Ltd.	China
57	Ramon International Insurance Brokers Ltd.	United Kingdom
58	Ramon Korea Limited	Korea
59	SAJE Logistics Infrastructure Limited	Jamaica

60	Sanctuary Insurance Brokers Limited	United Kingdom
61	Searoute Trading Ltd.	Cyprus
62	Seth Shipping Ltd.**	Mauritius
63	Seth Shipping (S) Ltd.	Seychelles
64	Shanghai Sino-Star International Shipping Agency Co. Ltd.	China
65	Shoham Maritime Services Ltd.	Israel
66	Sodyo Ltd.	Israel
67	Star Brasil Servicos Logisticos Ltda.	Brazil
68	Star East Africa Co.	Liberia
69	Star Lanka Shipping (Private) Ltd.	Sri Lanka
70	Star Logistics Holding Company B.V.	Netherlands
71	Star Shipping Argentina S.A.	Argentine
72	Star Shipping Services (HK) Ltd.	Hong Kong
73	Star Shipping Services (India) Private Ltd.**	India
74	Startrans Internationale Transporte	Germany
75	Stellahaven Expeditiebedrijf N.V.	Belgium
76	Swiflet Ltd.	Seychelles
77	Tan Cang Shipping Warehouse Service Company Ltd.	Vietnam
78	The Maritime Educational & Training Authorities	Israel
79	Trident Shipping Line Ltd.	Bangladesh
80	Ymir International Ltd.	Liberia
81	ZIM (Thailand) Co. Ltd.	Thailand
82	ZIM American Integrated Shipping Services Co. LLC	USA
83	ZIM Asia Limited	Liberia
84	ZIM Asia LP (Limited Partnership)	Liberia
85	ZIM Atlantic Limited	Liberia
86	ZIM Atlantic LP (Limited Partnership)	Liberia
87	ZIM Australia Limited	Liberia

88	ZIM Australia LP (Limited Partnership)	Liberia
89	ZIM Belgium Nv	Belgium
90	ZIM China Limited	Liberia
91	ZIM China LP (Limited Partnership)	Liberia
92	ZIM Do Brasil Ltda.	Brazil
93	Zim France SAS	France
94	ZIM Germany GmbH & Co. KG	Germany
95	ZIM Iberia Limited	Liberia
96	ZIM Iberia LP (Limited Partnership)	Liberia
97	ZIM Integrated Shipping Agencies (HK) Ltd.	Hong Kong
98	ZIM Integrated Shipping Services (Australia) Pty Ltd.	Australia
99	ZIM Integrated Shipping Services (Canada) Co. Ltd.	Canada
100	ZIM Integrated Shipping Services (China) Co. Ltd.	China
101	ZIM Integrated Shipping Services (India) Private Ltd.	India
102	ZIM Integrated Shipping Services (NZ) Ltd	New Zealand
103	ZIM Integrated Shipping Services (Taiwan) Co. Ltd.	Taiwan
104	ZIM Integrated Shipping Services (Vietnam) LLC	Vietnam
105	ZIM Integrated Shipping Services Georgia Ltd.	Georgia
106	ZIM Integrated Shipping Services Hellas S.A.	Greece
107	ZIM Integrated Shipping Ukraine Services Ltd.	Ukraine
108	ZIM Israel (M. Dizengoff) Ltd.	Israel
109	ZIM Italia S.r.l.u.	Italy
110	ZIM Japan Co. Ltd.	Japan
111	ZIM Korea Ltd.	Korea
112	ZIM Logistics (China) Co. Ltd.	China
113	ZIM Logistics (HK) Co. Ltd.	Hong Kong
114	ZIM Logistics Canada (Co) Ltd.	Canada
115	ZIM Logistics Global Ltd.	Israel
116	ZIM Logistics S.E.A. Pte. Ltd.	Singapore

117	ZIM Logistics USA, LLC	USA
118	Zim Logistics Vietnam Co. Ltd.	Vietnam
119	ZIM Mexico Integrated Shipping Services S. de R. L. de C.V.	Mexico
120	ZIM Netherlands B.V.	Netherlands
121	ZIM New Zealand Limited	Liberia
122	ZIM New Zealand LP (Limited Partnership)	Liberia
123	ZIM Pacific Limited	Liberia
124	ZIM Pacific LP (Limited Partnership)	Liberia
125	ZIM Panama S.A	Panama
126	ZIM Poland Sp z.o.o	Poland
127	"ZIM Russia" Closed Joint-Stock Company	Russia
128	ZIM Singapore PTE Ltd.	Singapore
129	ZIM Tanzania Ltd.	Tanzania
130	ZIM Trinidad	Trinidad
131	ZIM UK Ltd.	United Kingdom
132	ZIM Venezuela C.A.	Venezuela
133	ZIMARK Ltd.	Israel
134	ZIMrom Shipping S.R.L.	Romania
135	Ziss Capital S.L.	Spain
136	ZK CyberStar Ltd.	Israel
137	ZLN (India) Private Ltd.	India
* Denotes a wholly-owned “significant subsidiary” of the registrant, as defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934.
**Held in trust for the benefit of the registrant. The registrant has the right to acquire 100% of such entity’s equity interests in its discretion.